Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

Acadia Healthcare Company, Inc.

Acadia Abilene, LLC	Delaware
Acadia Hospital of Lafayette, LLC	Delaware
Acadia Hospital of Longview, LLC	Delaware
Acadia Louisiana, LLC	Delaware
Acadia Management Company, Inc.	Delaware
Acadia Merger Sub, LLC	Delaware
Acadia RiverWoods, LLC	Delaware
Acadia Village, LLC	Delaware
Acadia – YFCS Holdings, Inc.	Delaware
Kids Behavioral Health of Montana, Inc.	Montana
Lakeview Behavioral Health System LLC	Delaware
Psychiatric Resource Partners, Inc.	Delaware
Rebound Behavioral Health, LLC	South Carolina
Suncoast Behavioral, LLC	Delaware

Acadia – YFCS Holdings, Inc.

Youth and Family Centered Services, Inc.	Georgia

Youth and Family Centered Services, Inc.

Ascent Acquisition Corporation	Arkansas
Lakeland Hospital Acquisition Corporation	Georgia
Memorial Hospital Acquisition Corporation	New Mexico
Millcreek Management Corporation	Georgia
Options Community Based Services, Inc.	Indiana
Options Treatment Center Acquisition Corporation	Indiana
PsychSolutions Acquisition Corporation	Florida
Rehabilitation Centers, Inc.	Mississippi
Resolute Acquisition Corporation	Indiana
Resource Community Based Services, Inc.	Indiana
RTC Resource Acquisition Corporation	Indiana
Southwood Psychiatric Hospital, Inc.	Pennsylvania
Success Acquisition Corporation	Indiana
YFCS Holdings – Georgia, Inc.	Georgia
YFCS Management, Inc.	Georgia

YFCS Holdings – Georgia, Inc.

Southwestern Children’s Health Services, Inc.	Arizona
Youth and Family Centered Services of Florida, Inc.	Florida
Youth and Family Centered Services of New Mexico, Inc.	New Mexico

Subsidiary	Jurisdiction of Incorporation or Organization

Ascent Acquisition Corporation

Ascent Acquisition Corporation – CYPDC	Arkansas
Ascent Acquisition Corporation – PSC	Arkansas
Child & Youth Pediatric Day Clinics, Inc.	Arkansas
Childrens Medical Transportation Services, LLC	Arkansas
Med Properties, Inc.	Arkansas
Meducare Transport, L.L.C.	Arkansas
Pediatric Specialty Care Properties, LLC	Arkansas
Pediatric Specialty Care, Inc.	Arkansas

Rehabilitation Centers, Inc.

Habilitation Center, Inc.	Arkansas
Millcreek School of Arkansas, Inc.	Arkansas
Millcreek Schools Inc.	Mississippi

PsychSolutions Acquisition Corporation

PsychSolutions, Inc.	Florida

Acadia Merger Sub, LLC

Behavioral Health Online, Inc.	Massachusetts
Detroit Behavioral Institute, Inc.	Massachusetts
North Point – Pioneer, Inc.	Massachusetts
PHC MeadowWood, Inc.	Delaware
PHC of Michigan, Inc.	Massachusetts
PHC of Nevada, Inc.	Massachusetts
PHC of Utah, Inc.	Massachusetts
PHC of Virginia, Inc.	Massachusetts
Seven Hills Hospital, Inc.	Delaware
Wellplace, Inc.	Massachusetts

Detroit Behavioral Institute, Inc.

Renaissance Recovery, Inc.	Massachusetts